Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in these Registration Statement Nos. 333-197627 and 333-262705 on Form S-8 of our reports dated February 16, 2023, relating to the consolidated financial statements of NorthWestern Corporation and the effectiveness of NorthWestern Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of NorthWestern Corporation for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 2, 2023